Exhibit 99.1

Communications Systems, Inc. Announces Amendment to Merger Agreement

with Pineapple Energy LLC

Announces Sale of Hector, Minnesota Real Estate Holdings; Provides Information on Nature of October 15, 2021 $3.50 Special Cash Dividend

Minnetonka, Minnesota – December 20, 2021 — Communications Systems, Inc. (Nasdaq: JCS) (“CSI” or the “Company”) announced today that on December 16, 2021, the Company entered an amendment (Amendment”) to the definitive merger agreement (“Merger Agreement”) dated March 1, 2021, between the Company and privately held Pineapple Energy, LLC (“Pineapple”), a growing U.S. operator and consolidator of residential solar, battery storage, and grid services solutions.

Under the Amendment, among other things, CSI and Pineapple agreed:

•                     to extend the Merger Agreement Outside Date from August 31, 2021 to March 31, 2022;

•                     to add additional conditions to closing of the Merger Agreement, including that (i) there are binding agreements for at least $32.0 million in cash from the Equity Offering (as defined in the Merger Agreement) payable to CSI immediately following the effective time of the merger; (ii) other than as set forth in the Amendment, there will be no accrued payable amounts or liabilities on the balance sheet of Pineapple to specific related parties or affiliates of Pineapple; (iii) Hercules Capital, Inc. will have waived Pineapple’s obligation to pay upon consummation of the merger $3.0 million of debt under a prior agreement and extended the maturity date of this debt to the earlier of (a) December 10, 2024 or (b) the date on which CSI or Pineapple receives equity financing in one more transactions in an amount in excess of $25.0 million (other than pursuant to the PIPE Agreement); and (iv) the entire amounts owed by Pineapple under a working capital loan will have been extinguished or the maturity date extended to at least December 10, 2024;

•                     to change the Milestone under which CSI will be obligated to issue the 3.0 million shares of its common stock as Earnout Consideration to provide that if the new closing conditions are met, CSI will be obligated to issue these 3.0 million shares;

•                     to extend the time for CSI to complete the Dispositions from 18 months to 24 months from the closing date; and

•                     to extend the time under which CSI will be obligated to issue up to 10.0 million shares of its common stock for achievement of other Milestones from on or before the 18-month anniversary to on or before the 24-month anniversary of the closing date.

In connection with the Amendment, the parties also agreed to a revised form of contingent value rights (“CVR”) agreement. The principle changes in the form of CVR agreement were (i) to extend the CVR Term from 18 months to 24 months following the closing date; (ii) to provide that certain qualified letters of intent entered into prior to the closing date will be treated in the same manner as a binding agreement for purposes of determining the CVR Payment Amount, subject to certain additional conditions; (iii) to change the timing and dispute resolution process for determination of and payment of CVR Payment Amount; (iv) to clarify the treatment of net insurance proceeds as a credit to Monetization Expense; (v) to add certain limits on the duties and responsibilities of the CVR Holders’ Representative; and (vi) to add a covenant prohibiting CSI or its subsidiaries following the closing date from creating or permitting any encumbrance on any of the CSI Legacy Assets (including Legacy Cash and the equity of any CSI subsidiary that was a subsidiary prior to the closing date) until the expiration of the CVR Term.

Roger Lacey, CSI Executive Chair and Interim CEO stated, “CSI and Pineapple are moving with deliberate speed for a closing to occur by March 31, 2022. We expect to file our amended S-4 Registration Statement and provide notice of the special meeting to CSI shareholders in January 2022.”

Sale of Real Estate Assets

On December 15, 2021, CSI completed the sale of its real estate located in Hector, Minnesota for $900,000. The buildings currently support the former Suttle operations that were sold to Oldcastle/Primex in 2020. As previously announced, like any transactions entered into prior to the closing of the CSI-Pineapple merger transaction, we expect 100% of net proceeds of this real estate transaction will inure to the benefit of the pre-merger CSI shareholders.

Taxable Dividend

As we previously reported, based on our preliminary analysis of the Company’s accumulated earnings and profits determined for U.S. federal income tax purposes, the Company believes that the full amount of the $3.50 special dividend paid on October 15, 2021, to CSI shareholders of record at the close of business on September 30, 2021 should be treated as an ordinary taxable dividend. CSI shareholders that received the special dividend will receive an IRS Form 1099-DIV in January of 2022. CSI shareholders are encouraged to consult their own tax advisor as to the characterization of the special dividend and the U.S. federal, state, local, foreign income tax or other tax consequences.

About Communications Systems, Inc.

Communications Systems, Inc. (Nasdaq: JCS), which has operated as an IoT intelligent edge products and services company, announced its planned merger transaction with Pineapple Energy. After the closing of the Pineapple merger transaction, the Company will be renamed “Pineapple Holdings, Inc.” and will be positioned to grow organically and to acquire and grow leading local and regional solar, storage, and energy services companies nationwide. The vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage on consumers’ homes.

Website Information

CSI routinely posts important information for investors on its website, www.commsystems.com, in the "Investor Resources" section. CSI uses this website as a means of disclosing material information in compliance with its disclosure obligations under SEC Regulation FD. Accordingly, investors should monitor the "Investor Resources" section of CSI's website, in addition to following its press releases, SEC filings, future public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, CSI's website is not incorporated by reference into, and is not a part of, this document.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed merger transaction between CSI and Pineapple, CSI filed a Registration Statement on Form S-4 with the with the Securities and Exchange Commission (“SEC”) on November 12, 2021 (SEC File No 333-260999) that includes a notice of meeting and a proxy statement with respect to the special meeting of CSI shareholders at which CSI shareholders will be asked to consider and vote upon a proposal to approve the merger agreement, among other matters, and a prospectus of CSI with respect to the shares of CSI common stock to be issued in the merger, as well as other relevant documents concerning the proposed merger, the PIPE Offering, and related transactions. The Registration Statement is not complete, may be changed and has not been declared effective by the SEC. This press release does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities.

CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A definitive proxy statement/prospectus will be mailed to CSI shareholders as of a record date to be established for the special meeting. CSI investors and shareholders are urged to read the entire definitive proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information.

The Registration Statement, preliminary and definitive proxy statement/prospectus, any other relevant documents, and all other documents and reports CSI filed with or furnishes to the SEC are (or, when filed, will be) available free of charge under the “Financial Reports” tab of the Investors Relations section of our website at www.commsystems.com or by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The contents of the CSI website is not deemed to be incorporated by reference into this Form 8-K, the registration statement or the proxy statement/prospectus. The documents reports that CSI files with or furnishes to the SEC are (or, when filed, will be) available free of charge through the website maintained by the SEC at http://www.sec.gov.

CSI and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with approval of the proposed merger and the PIPE Offering. Information regarding the names of these persons and their respective interests in the transaction, by securities holdings or otherwise, will be set forth in the definitive proxy statement/prospectus when it is filed with the SEC. Additional information about the directors and executive officers of CSI is set forth in (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2020; (ii) its Amendment No. 1 on Form 10-K/A; and(iii) its definitive Proxy Statement for the CSI 2021 annual meeting of shareholders, which will be held on December 3, 2021, which document were filed with the SEC on March 31, 2021, April 30, 2021, and November 16, 2021, respectively. To the extent the Company’s directors and executive officers or their holdings of the Company’s securities have changed from the amounts disclosed in those filings, to the Company’s knowledge, these changes have been reflected in SEC filings, including statements of change in ownership on Form 4 on file with the SEC. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Communications Systems’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. There can be no guarantee that the proposed transactions described in this document will be completed, or that they will be completed as currently proposed, or at any particular time. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties affecting the operation of Communications Systems’ business. These risks, uncertainties and contingencies are presented in the Company’s Annual Report on Form 10-K and, from time to time, in the Company’s other filings with the Securities and Exchange Commission. The information set forth herein should be read considering such risks. Further, investors should keep in mind that the Company’s financial results in any period may not be indicative of future results. Communications Systems is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether because of new information, future events, changes in assumptions or otherwise. In addition to these factors, there are a number of additional factors, including:

•                     conditions to the closing of CSI-Pineapple merger transaction may not be satisfied;

•                     the occurrence of any other risks to consummation of the CSI-Pineapple merger transaction, including the risk that the CSI-Pineapple merger transaction will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the CSI-Pineapple merger transaction;

•                     the CSI-Pineapple merger transaction has involved greater than expected costs and delays and may in the future involve unexpected costs, liabilities or delays;

•                     the Company’s ability to successfully sell its other legacy operating business assets and its real estate assets at a value close to their current fair market value and distribute these proceeds to its existing shareholder base;

•                     up to $7.0 million of the purchase price for the sale of Electronics & Software Segment was structured in the form of an earnout based on revenues generated by Lantronix in the 360 days following closing, and there is no guaranty that sufficient revenues will be recognized for the earnout to be paid to the Company;

•                     the fact that the continuing CSI-Pineapple entity will be entitled to retain ten percent of the net proceeds of CSI legacy assets that are sold pursuant to certain agreements entered into after the effective date of the CSI-Pineapple merger transaction;

•                     risks that the CSI-Pineapple merger transaction will disrupt current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the CSI-Pineapple merger transaction;

•                     the outcome of any legal proceedings related to the CSI-Pineapple merger transaction; and

•                     the fact that CSI cannot yet determine the exact amount and timing of any additional pre-CSI-Pineapple merger cash dividends or the value of the Contingent Value Rights that CSI intends to distribute to its shareholders immediately prior to the closing of the CSI-Pineapple merger transaction.

Contacts:

For Communications Systems, Inc.

Roger H. D. Lacey

Executive Chair and Interim Chief Executive Officer

+1 (952) 996-1674

Mark D. Fandrich

Chief Financial Officer

+1 (952) 582-6416

mark.fandrich@commsysinc.com

The Equity Group Inc.

Lena Cati

Vice President

+1 (212) 836-9611

lcati@equityny.com